AGREEMENT FOR SALE OF SHARES

CORIX BIOSCIENCE INC
(CORIX and/or THE PURCHASER)

AND

DAVID LAMONT MANAWAY
United States Passport No. 505407794
(MANAWAY)

AND

JUHURU HOLDINGS LIMITED
Registration No. 1855505
(JUHURU)

1. **DEFINITIONS**

1.1. **"Agreement"** means this Agreement for the Sale of Shares and any annexures and appendixes hereto;

1.2. **"the Company"** means Pharmaceutical Development Company (Pty) Ltd, a company incorporated in the Kingdom of Lesotho, with registration number 55504 and registered address at C/O Du Preez Liebetrau & Co, 397 Block A Hilton Road, Maseru, Lesotho

1.3. **"Corix"** and/or **"the Purchaser"** means Corix Bioscience Inc., a company incorporated in the State of Wyoming, with CIK number 0001433821 and registered address at 16772 W. Bell Road, Suite 110-471, Surprise, Arizona 85085, United States;

1.4. **"Effective Date"** means the Signature Date;

1.5. **"Juhuru"** means Juhuru Holdings Limited, a company incorporated in the British Virgin Islands, with registration number 1855505 and registered address at 53 Bristol Road, Parkwood, Johannesburg, Gauteng 2193;

1.6. **"Manaway"** means David Lamont Manaway, an adult male, with United States passport number 505407794 and residential address at 134 Ninth Street, Parkmore 2196, Gauteng;

1.7. **"Parties"** means Corix, Manaway and Juhuru and "Party" means either one of them;

1.8. **"Purchase Price"** means the consideration payable by Corix to the Sellers, in exchange for the Purchase Shares as detailed in clause 4;

1.9. **"Purchase Shares"** means an agreed number of 1000 (100%) shares being the total number of Shares of the Company;

1.10. **"Sellers"** mean Manaway and Juhuru;

1.11. **"Shareholders"** means Juhuru, holding 950 (95%) Shares and Manaway, holding 50 (5%) Shares in the Company;

1.12. **"Shares"** means ordinary shares in the capital of the Company; and

1.13. **"Signature Date"** means date of signature of Party signing last in time;

2. **RULES OF INTERPRETATION**

In this Agreement unless the context otherwise requires:

2.1. headings are for convenience only and do not affect its interpretation;

2.2. an obligation or liability assumed by, or a right conferred on, two (2) or more Parties binds or benefits all of them jointly and each of them severally;

2.3. the expression person includes an individual, the estate of an individual, a corporation, an authority, an association or joint venture (whether incorporated or unincorporated), a partnership and a trust;

2.4. a reference to any Party includes that Party's executors, administrators, successors and permitted assigns, including any person taking by way of novation;

2.5. a reference to any document (including this Agreement) is to that document as varied, novated, ratified or replaced from time to time;

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2.6. a reference to any statute or to any statutory provision includes any statutory modification or re-enactment of it or any statutory provision substituted for it, and all ordinances, by-laws, regulations, rules and statutory instruments (however described) issued under it;
2.7. words importing the singular include the plural (and vice versa) and words indicating a gender include every other gender;
2.8. reference to Parties, clauses, schedules, exhibits or annexure are references to Parties, clauses, schedules, exhibits and annexure to or of this Agreement and a reference to this Agreement includes any schedule, exhibit or annexure to this Agreement;
2.9. where a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning; and
2.10. a reference to "Dollar", the letters "USD" or the symbol "$" in respect of any amount refers to the United States of America Dollar currency, and "US Cent" or "United States Cent" refers to the official unit thereof being 1/100th of 1 Dollar.

3. **INTRODUCTION**

Corix has agreed to acquire the Purchase Shares from the Shareholders, free from encumbrances, for the Purchase Price, on the terms set out herein.

4. **PURCHASE PRICE**

4.1. In consideration for the acquisition of the Purchase Shares, Corix shall:

4.1.1. Issue the Sellers with 1 300 000 (one million three hundred thousand) fully paid, common shares of restricted common stock in Corix (OTCQB-CXBS) to the following designees:

Sentinelle Global Investments (Pty) Ltd.	544 380 shares
David Lamont Manaway	294 728 shares
Clifford Elphick	263 250 shares
Maria Elisabeth Findt	197 642 shares

Sellers represents and warrant that the aforementioned parties receiving shares of Buyer have acknowledged their individual and collective understanding of the restrictions associated with these shares as set forth in clause 34 of Annexure A. Furthermore, Sellers represent and warrant that the assignment of its right to receive the shares as consideration under this Agreement, and designation of the aforementioned parties to receive such shares, are authorized under its corporate governance documents and under its applicable laws; and

4.1.2. Pay the Sellers an amount of US$200 000.00 (two hundred thousand Dollars) for the benefit of "Juhuru Holdings, Ltd." to the account identified by Sellers under separate cover in order to protect confidentiality of bank account records in the event this Agreement is disclosed by the Buyer consistent with its disclosure rules as a publicly reporting company. Manaway agrees that he is to receive no financial consideration under this clause 4.1.2.

5. **PAYMENT OF THE PURCHASE PRICE**

5.1. Corix shall within 5 (five) business days of Signature Date hereto:

5.1.1. Transfer to the Sellers the shares of Corix, as stipulated in clause 4.1.1 into a nominee account, nominated by the Sellers; and

5.1.2. Pay to the Sellers the amount stipulated in clause 4.1.2, into a bank account nominated by the Sellers.

5.2. Failure by Corix to satisfy the conditions precedent of clause 5.1 shall render the Purchase Shares not transferred to Corix and the Agreement null and void.

6. **SELLERS' WARRANTIES**

6.1. The Sellers makes the representations and warranties to Corix set out in Annexure A, as at the date of the execution of this Agreement.

6.2. The Sellers shall indemnify and hold Corix harmless against all losses, claims, costs, demands, liabilities and expenses (Claims) which may be suffered, sustained or incurred by Corix directly or indirectly as a result of or

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in respect of a breach by the Sellers of any of the covenants, warranties, representations or undertakings referred to or contained in this Agreement.

7. PURCHASER'S WARRANTIES

7.1. Corix shall make the representations and warranties to the Shareholders set out in Annexure B as at the date of the execution of this Agreement.

7.2. Corix shall indemnify and hold the Shareholders harmless against all losses, claims, costs, demands, liabilities and expenses which may be suffered, sustained or incurred by the Shareholders directly or indirectly as a result of or in respect of a breach by Corix of any of the covenants, warranties, representations or undertakings referred to or contained in this Agreement.

8. DISCLOSURE AGAINST WARRANTIES

8.1. Each Party acknowledges and agrees that the other Party/Parties have disclosed or are deemed to have disclosed against the representations and warranties in Annexures A and B, and that each Party is aware of, and will be treated as having actual knowledge of, all facts, matters and circumstances that:

8.1.1. are provided for or described in this Agreement;

8.1.2. are within the actual knowledge of each Party or its advisers in relation to this Agreement; or

8.1.3. have been fully and fairly disclosed by a Party to the other Party/Parties.

9. GOVERNING LAW

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wyoming, United States.

10. DISPUTE RESOLUTION

10.1. In the event of any dispute, claim or difference (the "Dispute") between any Parties arising out of or in connection with this Agreement, the Dispute shall be resolved in accordance with the following:

10.1.1. *Negotiation between Parties; Mediations*. The Parties agree to negotiate in good faith to resolve any Dispute. If the negotiations do not resolve the Dispute to the reasonable satisfaction of all parties within 30 (thirty) days, subsection (b) below shall apply.

10.1.2. *Arbitration*. In the event the Parties are unable to settle a Dispute in accordance with 10.1.1 above, such Dispute shall be referred to and finally settled by arbitration at a venue agreed by the Parties and in terms of the rules of the International Chamber of Commerce, then in effect.

11. COSTS

Each Party shall bear their own legal costs of and incidental to the preparation, negotiation and execution of this Agreement.

12. ASSIGNMENT

None of the Parties may assign any of the rights or obligations conferred by this Agreement without the consent of the other Parties.

13. WAIVER

A provision of, or a right under this Agreement may only be waived in writing signed by the Party/Parties granting the waiver. A failure or delay in exercise, or partial exercise, or a power, right, authority or remedy arising from a default or breach under this Agreement does not result in a waiver of that power, right, authority or remedy.

14. REMEDIES

The rights, power and remedies provided in this Agreement are cumulative with and not exclusive to the rights, power or remedies provided by law independently of this Agreement.

15. WHOLE AGREEMENT

This Agreement shall constitute the sole understanding of the Parties with respect to the subject matter and replaces all other agreements with respect thereto.

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16. **VARIATION**

No modification or alteration of the terms of this Agreement shall be binding unless made in writing dated subsequent to the date of this Agreement and duly executed by all Parties.

17. **NOTICES**

Each notice authorised or required to be given to a Party shall be in writing and may be delivered personally or sent by properly addressed prepaid mail in each case addressed to the Party at its address set out in below:

17.1. In the case of Corix:
16772 W. Bell Road, Suite 110-471, Surprise, Arizona 85374, United States
Email: CFroese@CorixBioscience.com
Attention: Christ Froese

17.2. In the case of Juhuru:
C/o: 63 Hume Road, Dunkeld, 2196, Gauteng, South Africa
Email: klausf@africanrich.net
Attention: Mr. Klaus Findt

17.3. In the case of Manaway:
C/o: 63 Hume Road, Dunkeld, 2196, Gauteng, South Africa
Email: dlmanaway@gmail.com
Attention: Mr. David Manaway

18. **SEVERANCE**

If any provision of this Agreement is invalid and not enforceable in accordance with its terms, all other provisions which are self-sustaining and capable of separate enforcement without regard to the invalid provision shall be and continue to be valid and forceful in accordance with their terms.

19. **COUNTERPARTS**

This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument any Party hereto may enter into this Agreement by signing any such counterpart.

Dated this 1st day of November 2017.

For and on behalf of **CORIX BIOSCIENCE INC.**

Dated this 1st day of November 2017.

For and on behalf of **JUHURU HOLDINGS LTD**

Dated this 1st day of November 2017.

DAVID LAMONT MANAWAY

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ANNEXURE A – REPRESENTATIONS AND WARRANTIES BY THE SELLERS

The representations and warranties given by the Sellers are as set forth below. The Sellers are the sole shareholders of the Company. The Sellers make the following representations on their individual behalf and on behalf of the Company.

1. **Incorporation**: the Company is incorporated in the Kingdom of Lesotho and is incorporated and validly existing in accordance with the laws of its place of incorporation. Juhuru is a validly incorporated company, organised and subsisting in accordance with the laws of the British Virgin Islands.
2. **Power and capacity**: the Sellers each have full power and lawful authority to execute and deliver this Agreement and to observe and perform, or cause to be observed or performed, all of their obligations in and under this Agreement without breach or causing the breach of applicable laws.
3. **Authority:** The execution, delivery and performance of this Agreement has been duly and validly authorised by all necessary corporate action on behalf of the Company.
4. **Issued capital:** No equity securities, debt securities, or hybrid securities are on issue in the Company.
5. **Title:** The Shareholders are each the legal and beneficial owners of the shares in the capital of the Company, which shares are free of all encumbrances and other third party interests or rights.
6. **No right to subscribe:** No person has any right or option to subscribe for or otherwise to acquire any further shares or other equity, debt or hybrid securities in the Company.
7. **Free of encumbrances**: The Shareholders are able to transfer the Company's Shares without the consent of any other person and free of any encumbrance or pre-emptive rights or rights of first refusal, other than those previously disclosed to Corix.
8. **No options:** There are no outstanding options, contracts, calls, first refusals, commitments, rights or demands of any kind relating to the capital of the Sellers, other than those previously disclosed to Corix.
9. **No other allotments:** the Sellers are not under any obligation to allot any shares or any other equity, debt or hybrid securities to any person or persons, or otherwise to alter the structure of any part of the Company's unissued share capital, and the Sellers are not under any obligation to give any option over any part of the Company's unissued capital nor have the Sellers offered to do any of the matters stated in this paragraph.
10. **Fully paid**: 100% of the issued shares of the Company are owned by the Shareholders, are fully paid and no money is owing in respect of them.
11. **No legal impediment**: The execution, delivery and performance by the Shareholders in terms of this Agreement complies with:
    a. each law, regulation, authorisation, ruling, judgement, order or decree of any government agency;
    b. the constitution or other constituent documents of the Company; and
    c. any security interest or document, which is binding on the Shareholders in relation to their shares in the Company.
12. **No Event of Insolvency:** No event of insolvency has occurred in relation to:
    a. the Company nor is there any act which has occurred or any omission made which may result in an event of insolvency occurring in relation to the Company; and
    b. a Seller nor is there any act which has occurred or any omission made which may result in an event of insolvency occurring in relation to such Seller.
13. **No litigation:**
    a. the Company and the director of the Company are not involved in any litigation, arbitration or administrative proceeding relating to claims or amounts relating to the Company nor is any such litigation, arbitration or administrative proceeding pending or threatened.
    b. there is no litigation or proceeding pending or threatened against a Shareholder which may defeat, impair, detrimentally affect or reduce the right, title and interest of the Sellers in the assets of the Company or in the Company's Shares.
14. **No claims remain unpaid:** There are no material claims made but unpaid under any existing or previous insurance policies held by the Company, and no material threatened or pending claims, and there are no events or circumstances which may give rise to any such claim.

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15. **No failure to claim:** the Company has not failed to give any notice or to present any claim with respect to its assets, undertaking or business under any existing insurance policy.
16. **Investigations:** the Company and the Sellers are not the subject of any investigation by any regulatory body of any country nor is any such investigation pending or threatened.
17. **Tax Investigations:** the Company and Sellers are not the subject of any investigation or audit by the tax office of any country or state nor is any such investigation or audit pending or threatened.
18. **Compliance with laws and agreements:** the Company is not in material breach of any provision of any relevant laws or material contract or agreement to which the Company is party.
19. **Consistency:** The execution, delivery and performance of this Agreement by the Sellers does not conflict with or result in a breach of any obligation (including, without limitation, any statutory, contractual or fiduciary obligation) or constitute or result in any default under any material provision of any agreement, deed, writ, order, injunction, judgment, law, rule or regulation to which the Sellers or Company are party or is subject or by which it is bound.
20. **Subsidiaries:** the Company does not have any subsidiaries and holds no interest or ownership in any other entity.
21. **Contracts:** Every material contract, instrument or other commitment to which the Company is a party has been disclosed to Corix.
22. **Liabilities:** the Company does not have any liabilities other than as set out in the accounts/financials disclosed to Corix prior to the date of this Agreement.
23. **Assets Owned by the Sellers:** All the fixed assets, current assets and other assets and property owned by the Company have been disclosed to Corix and are legally and beneficially owned by the Company, free of encumbrances (and, in particular, no such assets are the subject of any hire purchase agreement or credit purchase agreement or any agreement for payment of deferred terms).
24. **No other operations or assets:** Other than as disclosed in writing to Corix prior to the date of this Agreement, the Sellers has no operations, assets or agreements other than the assets previously disclosed to Corix.
25. **Intellectual Property:** All intellectual property, in connection with the business of the Company has been disclosed to Corix.
26. **Licenses and approvals:** Other than as disclosed in writing to Corix prior to the date of this Agreement, the Company has all permits, licenses, authorities, registrations and approvals necessary for properly carrying on its business and the Sellers are not aware of any circumstance or fact which may result in the revocation, variation or non-renewal in any material respect of any such permits, licenses, authorities, registrations and approvals. The enforceability, use and rights under the licenses commonly referred to by the Sellers as the "Manufacturing License" and "Operator's License," and more specifically set forth at Annexure C, are not impaired, impacted or limited as a result of this Agreement.
27. **Employees and contractors:** The Company has no directors, managers, officers, employees, agents, consultants or contractors and no claim or obligations exists or will exist in relation to any existing, proposed or previous directors, managers, officers, employees, agents, consultants or contractors of the Sellers. Unless otherwise agreed to by Buyer in writing, Sellers shall ensure that concomitant with closing of this Agreement, the Sellers shall ensure that the current directors and officers of the Company have tendered their respective resignations.
28. **Financings:** There are no:
    a. financing arrangements entered into by or on behalf of the Company or Sellers for the borrowing of money;
    b. debentures, bonds, notes or similar debt instruments issued by the Company;
    c. guarantees given by the Sellers or Company, or to which the Company is otherwise subject, in relation to the Company or any other person;
    d. encumbrances over the assets or undertaking or the Company, or its business or securities; or
    e. financing arrangements that restrict the disposal of the Purchase Shares.
29. **All material information:** Any information known to the Sellers concerning the Company which might reasonably be regarded as material to a purchaser for value of the Purchase Shares has been disclosed to Corix or its advisers and is true and accurate in all material respects, excluding information that is publically available regarding the satellite and communications industries.

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30. **No competing interests:** As that the date of this Agreement, the Sellers do not have any interest in any company or business which has a close trading relationship with or which is in direct competition with the business of the Sellers.
31. **Capital expenditure:** There are no outstanding commitments of the Company for capital expenditure.
32. **No profit sharing**: the Company is not a party to any agreement, arrangement or understanding where it is or will be bound to share profits or waive or abandon any rights, except as disclosed within or prior to the date of this Agreement.
33. **No Power of Attorney:** There are no powers of attorney given by the Sellers in favour of any person which may come into force in relation to the business, assets or undertaking of the Sellers.
34. **Restrictions on Corix Shares:** The restricted shares of Corix being issued as consideration under the Purchase Price are considered restricted shares under the rules promulgated by the United States Securities and Exchange Commission (the "SEC"), and are being issued for their personal account and not with a view for public resale absent registration or exemption from registration. However, subject to any restrictions or limitations set forth in the corporate governance documents or rules promulgated by the SEC, the Sellers may assign their restricted shares to assignees on the same terms and conditions of the Sellers 'restrictions. The Sellers may be required to disclose and file with the SEC beneficial ownership disclosures.

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ANNEXURE B –

The representations and warranties given by the Buyer are as set forth below.

1. **Incorporation:** The Company is incorporated in the State of Wyoming, United States and is authorized to do business in the State of Nevada, United State, with principal offices located in the State of Arizona, United States, and is validly existing in accordance with the laws of its place of incorporation.
2. **Power and capacity**: The signatory on behalf of the Buyer has full power and lawful authority to execute and deliver this Agreement and to observe and perform, or cause to be observed or performed, all of its obligations in and under this Agreement without breach or causing the breach of applicable laws.
3. **Authority:** The execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary corporate action on behalf of the Buyer.
4. **Stock Issuance:** The Buyer has the authority to issue the shares of restricted common stock in the Buyer as partial consideration for the Purchase Price in this Agreement.

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ANNEXURE C –

1. Licence for Prohibited Drug Operator (Licence number: 18/08/02/2017)

2. Manufacturing Licence (Licence number: ML 44627).

As a condition to closing this Agreement, Sellers shall provide Buyer with an attorney opinion letter confirming the representations in clause 26 of Annexure A regarding the licenses set forth in this Annexure C.

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Licence Number: 18|08|02|2017

MINISTRY OF HEALTH AND SOCIAL WELFARE
LICENCE FOR PROHIBITED DRUG OPERATOR
granted under section 12 of the Drugs of Abuse Act, 2008

Pursuant to my authority according to the Drugs of Abuse Act, 2008 ("the Act") a licence is herewith given to cultivate, manufacture, supply, research, hold, import, export and transit a prohibited drug, according to the meaning of these terms in the Act, and as detailed hereunder.

1 **Licence holder details**
1.1 Name of applicant company: Pharmaceutical Development Company (Proprietary) Limited
1.2 Director/s of company: David Lamont Manaway
1.3 Company registration number: 55504
1.4 Principal business address: Tikoe Industrial Estate or as otherwise allocated
1.5 Managers of the applicant: David Lamont Manaway, Klaus Findt and Adam Shefer
1.6 Persons authorised to sign on behalf of the applicant: David Lamont Manaway, Klaus Findt and Adam Shefer

2 **Name of prohibited drug**
2.1 Cannabis; and/or
2.2 Cannabis resin

3 **Form**
3.1 Leaves, resin, seedlings, sprouts, tissue-culture of a plant type Cannabis;
3.2 Cultivated flowerings of the plant, or in stages of production, for the purpose of smoking, vaporizing, extraction, edible, active pharmaceutical ingredient ("API") and medicine production; and
3.3 Parts of the plant which serve for extracting oil or hemp and/or any by-products.
Parts of the plant which are not planted during or after completion of the cultivation, flowering and/or extraction of oil process as well as those plants which were uprooted not for the purpose of cultivation or processing, will be kept in a container intended for materials to be destroyed.

4 **Licenced activities**
The licencee is licenced to perform the following activities, as defined in the Act, namely the:
4.1 cultivation of;
4.2 manufacture of;
4.3 supply/distribution of;
4.4 storage of; and/or
4.5 export, import and transit within, into and outside of Lesotho
for medical use and/or, scientific use and any other lawful use.

5 **Address of the premises of activities**
5.1 The licenced activity shall be carried out at: Tikoe Industrial Estate or as otherwise allocated
5.2 The prohibited drug shall be stored at and distributed from: Tikoe Industrial Estate or as otherwise allocated

6 **Conditions of permitted activities**
6.1 Cultivation is permitted on up to 20 000 m² (twenty thousand metres squared) of greenhouses at the address stipulated in clause 5.1 above, or as mutually agreed.

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Licence Number: 18/08/02/2017

6.2 If any part of the prohibited drug is cultivated, in an area which exceeds the specification in paragraphs 6.1 above, this material will be destroyed and the Ministry of Health will be informed, unless written permit was received by the Ministry of Health to act otherwise.

6.3 Holding of the prohibited drug will be permitted, its parts or its products, in passage between the authorised facility for the licenced activity at clause 5.1 and the authorised storage facility at clause 5.2, by the applicant himself and/or an official shipping company or private company according to the terms of the licence.

6.4 The prohibited drug must be produced, packaged, labelled and stored in accordance with standard operating procedures that are designed to ensure that those activities are conducted in accordance with the requirements

7 Purpose of Production and Holding

7.1 The licence is valid for the following purposes in respect of production and holding:

- 7.1.1 supply of the prohibited drug to approved persons and or companies for research;
- 7.1.2 for export, as permitted in terms of this licence and the corresponding export permit; and/or
- 7.1.3 any other activity permitted in terms of the Act including the supply of the prohibited drug to a third party where such third party is appropriately licenced and where such activity is stipulated in the Act and the corresponding licence. Any supply to such third party shall be in accordance with the approved activities as stipulated in the third party licence.

7.2 The applicant through its managers and authorised signatories on its behalf declares that the prohibited drug will not serve any purpose which was not expressly provided for in the licence, and will not supply, against payment or free of charge, to any third party without the required approval, given in advance and in writing from the appropriate authority, to receive the prohibited drug from the applicant.

8 Compliance

The applicant must at all times comply with applicable national and international regulatory requirements including, the Drugs of Abuse Act of 2008, the Single Convention on Narcotic Drugs of 1961, the Convention on Psychotropic Substances of 1971 and the United Nations Convention against Illicit Traffic in Narcotic Drugs and Psychotropic Substances, 1988.

9 Period and Validity of the Licence

9.1 The applicant is granted a 10 (ten) year licence which is thereafter renewable. The Ministry of Health irrevocably undertakes to automatically renew the applicant's licence every 21 (twenty one) months so that it shall remain valid throughout the 10 (year) licence term.

9.2 The applicant shall, for the duration of the licence term, be issued all consents, permissions, approvals and work permits required to establish the business' facilities and operate the business in accordance with Lesotho law, as well as any permits required for any consignment of product for import, export or transit to, from or in Lesotho, as the case may be

9.3 The Ministry will do all things necessary and possible to obtain estimates/quotas from the International Narcotics Control Board.

9.4 This licence is given today this 28th day of FEBRUARY 2017 in the offices of the Honorable Minister of Health and Social Welfare.

9.5 The validity of the licence is until the 27th day of FEBRUARY 2027

9.6 **This licence is exclusive to the applicant in that it is one of two licences that may be issued within 5 (five) years from the date this licence is given.**

9.7 This licence cancels any previous, other or additional licence/s which the applicant holds as prohibited drug operator in Lesotho.

Minister of Health & Social Welfare

MINISTRY OF HEALTH
Hon. Minister's Office
2017 -02- 28
P.O. Box 514
MASERU 100. LESOTHO

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Print Date: 20/Dec/2016

MTICM004(a)

LESOTHO

MINISTRY OF TRADE AND INDUSTRY, COOPERATIVES AND MARKETING

Government of Lesotho

Licence to Manufacture \ Trade

(issued under the Industrial Licensing Act 1969 and Trading Enterprises Act 1993)

License Number: ML44627

License is hereby granted to:	PHARMACEUTICAL DEVELOPMENT COMPANY Trade Name
Owned by:	PHARMACEUTICAL DEVELOPMENT COMPANY (PTY) LTD Individual owner in case of sole proprietorship, otherwise name of Partnership, Private/Public Company or Cooperative
Operating from:	397 BLOCK A HILTON ROAD Street address - SEBAKA SA KHOEBO
	Maseru Suburb/Zone/Village - MOTSE — Maseru Town / City - TOROPO
In the Category;	Manufacturing Industry — MANUFACTURING OF PHARMACEUTICAL PRODUCTS
Business Products;	
Date of first License	20/12/2016 DD / MM / YYYY
Should be renewed by:	31/12/2017 DD / MM / YYYY + 1
License Fee Paid:	3,500.00 (Maloti) — Receipt Number: F566858 — Receipt Date: 20/12/2016 (DD / MM / YYYY)
License Penalties Paid:	0.00 Maloti

THIS LICENSE IS ISSUED TO THE PERSON/ENTITY ABOVE.

IT IS THE RESPONSIBILITY OF THE LICENSEE TO KEEP THE MINISTRY OF TRADE AND INDUSTRY, COOPERATIVES AND MARKETING INFORMED OF ALL CHANGES IN CONTACT DETAILS.

PLEASE USE THE REVERSE OF THIS CERTIFICATE TO ADVISE CHANGES IN CONTACT DETAILS

PLEASE BRING THIS LICENSE, TOGETHER WITH TAX CLEARANCE CERTIFICATE TO APPLY FOR RENEWAL OF LICENSE

MINISTRY OF TRADE AND INDUSTRY
O.B.F.C. LICENCING
2016 -12- 20
P.O. BOX
MASERU 100

O.B.F.C. LICENCING
P.O. BOX 747
MASERU 100 LESOTHO

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